                                                                     EXHIBIT 5.1

                                 ALSTON&BIRD LLP
                          601 Pennsylvania Avenue, N.W.
                           North Building, 10th Floor
                            Washington, DC 20004-2601

                                  202-756-3300
                                Fax: 202-756-3333
                                 www.alston.com

                                 January 7, 2002


AMERICAN HOME MORTGAGE HOLDINGS, INC.
520 Broadhollow Road
Melville, New York  11747

        Re: Registration Statement on Form S-4 Covering a Maximum of 240,529 Shares of Common Stock of American Home Mortgage Holdings, Inc.

Ladies and Gentlemen:

        This opinion is being rendered in connection with that certain Agreement and Plan of Reorganization dated as of August 24, 2001 (the "Merger Agreement"), by and between American Home Mortgage Holdings, Inc., a Delaware corporation (the "Registrant"), and Valley Bancorp, Inc., a Maryland corporation ("Valley"), pursuant to which Valley will merge with a newly formed wholly-owned subsidiary of the Registrant and the Registrant will issue up to 240,529 shares of its common stock, $.01 par value per share (the "Shares"). The Shares are being registered on the Registrant's Registration Statement on Form S-4 (the "Registration Statement"), as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on January 7, 2002.

        As counsel for the Registrant, we have examined the Certificate of Incorporation and Bylaws of the Registrant, certain resolutions adopted by the Board of Directors of Registrant, the relevant provisions of the Delaware General Corporation Law, and such other corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by Registrant in connection with the authorization, registration, issuance, and sale of the Shares.

        Based upon the foregoing, it is our opinion that the Shares will, upon their issuance in accordance with the terms and conditions set forth in the Merger Agreement, be duly authorized and validly issued, fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section entitled "Opinions."

                                           Very truly yours,

                                           ALSTON & BIRD LLP

                                           By:      /s/ Jonathan H. Talcott
                                                    -----------------------
                                                    A Partner




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
                             Bank of America Plaza
    One Atlantic Center     101 South Tryon Street,                               3201 Beechleaf Court,
1201 West Peachtree Street         Suite 4000              90 Park Avenue               Suite 600
  Atlanta, GA 30309-3424    Charlotte, NC 28280-4000     New York, NY 10016       Raleigh, NC 27604-1062
       404-881-7000               704-444-1000              212-210-9400               919-862-2200
     Fax: 404-881-7777         Fax: 704-444-1111          Fax: 212-210-9444         Fax: 919-862-2260
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